UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 14, 2023

Donnelley Financial Solutions, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-37728	36-4829638
(Commission File Number)	(IRS Employer Identification No.)

35 West Wacker Drive,
Chicago, Illinois	60601
(Address of Principal Executive Offices)	(Zip Code)

(800) 823-5304

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (Par Value $0.01)	DFIN	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 14, 2023, the Board of Directors (the “Board”) of Donnelley Financial Solutions, Inc. (the “Company”) approved and adopted the Company’s Amended and Restated By-Laws (the “By-Laws”), which became effective immediately.

The Board approved the By-Laws as part of its periodic review of the Company’s corporate governance documents. The amendments were intended to clarify provisions relating to stockholder notices and the conduct of stockholder meetings, in each case, consistent with the rules adopted by the U.S. Securities and Exchange Commission relating to universal proxy cards (“Universal Proxy Rules”) and the Delaware General Corporation Law (“DGCL”). The amendments reflected in the By-Laws include the following:

•

enhancements and clarifications regarding stockholder nominations and proposals, including (1) requiring stockholders providing notice of nomination pursuant to the Universal Proxy Rules to certify that they have complied with certain requirements of the Universal Proxy Rules no later than five business days prior to the applicable meeting, (2) clarifying the information to be provided by proposed nominees, proposing stockholders and their affiliates, and (3) specifying that stockholders making director nominations must request and complete the Company’s form of questionnaire, representations and agreement (which the Company will provide within 10 days after the request);

•	a requirement that any stockholder directly or indirectly soliciting proxies from other stockholders must use a proxy card color other than white;

•

consistent with the DGCL, clarifications regarding the Board’s and meeting chair’s powers and responsibilities in connection with a stockholder meeting, including the authority of the Board and the meeting chair to postpone, reschedule or cancel any previously scheduled stockholder meeting, adopt rules for the conduct of such meetings, and determine matters of business properly brought before such meetings;

•	in light of recent amendments to the DGCL, revisions to provisions regarding the adjournment of stockholder meetings, and lists of stockholders entitled to vote at stockholder; and

•	certain other administrative, technical, and conforming changes.

The foregoing description of the amendments reflected in the By-Laws does not purport to be complete and is qualified in its entirety by reference to the By-Laws that are attached hereto as Exhibit 3.1 and incorporated by reference herein.

Item 8.01	Other Events.

Share Repurchase Program

On November 14, 2023, the Board authorized the repurchase of up to $150 million of the Company’s outstanding common stock from time to time in one or more transactions on the open market or in privately negotiated purchases commencing January 1, 2024. This share repurchase program will come into effect upon the expiration of the current $150 million program which has approximately $103 million remaining. The new share repurchase program will be effective through December 31, 2025.

The timing and amount of any shares repurchased will be determined by the Company’s management based on its evaluation of market conditions and other factors. Repurchases may also be made under a Rule 10b5-1 plan, which would permit shares to be repurchased when the Company might otherwise be precluded from doing so under insider trading laws. The repurchase program may be suspended or discontinued at any time.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits. The following material is filed as an exhibit to this Current Report on Form 8-K:

Exhibit No.	Description

3.1	Amended and Restated By-Laws

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DONNELLEY FINANCIAL SOLUTIONS, INC.

Date: November 16, 2023	By:	/s/ David A. Gardella
David A. Gardella
Chief Financial Officer